EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 22, 2019, 2U, Inc. (“2U” or the “Company”) acquired Trilogy Education Services, Inc. (“Trilogy”) for (i) $423.3 million in cash and (ii) 4,608,101 shares of the Company’s common stock (the “Trilogy Acquisition”).

The unaudited pro forma combined financial information has been prepared to give effect to the Trilogy Acquisition and the financing transactions related thereto, which include the incurrence of $250.0 million of indebtedness under a new senior secured term loan facility (the “Financing” and together with the Trilogy Acquisition, the “Transactions”) as discussed further below.

The unaudited pro forma combined balance sheet as of March 31, 2019, and the unaudited pro forma combined statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 are presented herein. The unaudited pro forma combined balance sheet is based on the unaudited balance sheets of 2U and Trilogy as of March 31, 2019, and gives effect to the Transactions as if they occurred on March 31, 2019. The unaudited pro forma combined statements of operations are based on the historical results of 2U and Trilogy for the three months ended March 31, 2019 and the year ended December 31, 2018, and give effect to the Transactions as if they occurred on January 1, 2018. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined entity’s results.

The unaudited pro forma combined financial information is presented for illustrative and informative purposes only and is not intended to represent or be indicative of what the Company’s results of operations and financial position would have been had the Transactions actually occurred on the dates indicated, and it is neither representative of nor projects the Company’s results of operations for any future period or its financial condition at any future date.

The Trilogy Acquisition has been accounted for under the acquisition method of accounting with 2U being treated as the acquirer. Under the acquisition method of accounting, the acquisition date fair value will be allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair value, with any excess of the consideration allocated to goodwill. The allocation of the fair value of consideration transferred reflected herein is based on estimates of the fair value of the tangible and intangible assets and liabilities of Trilogy as described in the accompanying notes to the unaudited pro forma combined financial information. As of the date of this filing, the valuations and other work necessary to determine the fair value of the assets acquired and liabilities assumed and the related allocation are preliminary. The final allocation will be based, in part, on third-party appraisals and may be different from that reflected in the allocation used herein, and any differences may be material.

The unaudited pro forma combined financial information is derived from the historical financial statements of 2U and Trilogy and should be read in conjunction with (i) the accompanying notes to the unaudited pro forma combined financial information, (ii) the unaudited financial statements and related footnotes included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, (iii) the audited financial statements and related footnotes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, (iv) Trilogy’s unaudited financial statements for the three months ended March 31, 2019, and notes thereto, which are included as an exhibit to this Amendment No. 1 to Current Report on Form 8-K/A, and (v) Trilogy’s audited financial statements for the fiscal year ended December 31, 2018, and notes thereto, which are included as an exhibit to this Amendment No. 1 to Current Report on Form 8-K/A.

2U, Inc.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2019
			Pro Forma
			Adjustments		Pro Forma
	2U	Trilogy	(Note 3)		Combined

Revenue	$122,234	$31,076	$—		$153,310
Costs and expenses
Curriculum and teaching	6,701	10,721	—		17,422
Servicing and support	20,174	4,351	158	(a)	24,683
Technology and content development	19,794	3,615	6,729	(a) (b)	30,138
Marketing and sales	76,961	10,932	2,522	(a) (b)	90,415
General and administrative	23,023	12,156	(1,949)	(a) (c)	33,230
Total costs and expenses	146,653	41,775	7,460		195,888
Loss from operations	(24,419)	(10,699)	(7,460)		(42,578)
Interest income	2,349	1	—		2,350
Interest expense	(55)	—	(5,530)	(d)	(5,585)
Other income (expense), net	(370)	54	—		(316)
Loss before income taxes	(22,495)	(10,644)	(12,990)		(46,129)
Income tax benefit	941	(58)	—	(e)	883
Net loss	$(21,554)	$(10,702)	$(12,990)		$(45,246)
Net loss per share, basic and diluted	$(0.37)				$(0.72)
Weighted-average shares of common stock outstanding, basic and diluted	58,138,692		4,608,101	(f)	62,746,793

See accompanying notes to unaudited pro forma combined financial information.

2U, Inc.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31, 2018
			Pro Forma
			Adjustments		Pro Forma
	2U	Trilogy	(Note 3)		Combined
Revenue	$411,769	$97,009	$—		$508,778
Costs and expenses
Curriculum and teaching	23,290	35,753	—		59,043
Servicing and support	67,203	14,428	633	(a)	82,264
Technology and content development	63,812	7,500	27,632	(a) (b)	98,944
Marketing and sales	221,015	30,460	10,088	(a) (b)	261,563
General and administrative	82,989	30,788	4,509	(a)	118,286
Total costs and expenses	458,309	118,929	42,862		620,100
Loss from operations	(46,540)	(21,920)	(42,862)		(111,322)
Interest income	5,173	11	—		5,184
Interest expense	(108)	—	(22,120)	(d)	(22,228)
Other expense, net	(1,722)	(92)	—		(1,814)
Loss before income taxes	(43,197)	(22,001)	(64,982)		(130,180)
Income tax benefit (expense)	4,867	(155)	—	(e)	4,712
Net loss	$(38,330)	$(22,156)	$(64,982)		$(125,468)
Net loss per share, basic and diluted	$(0.69)				$(2.08)
Weighted-average shares of common stock outstanding, basic and diluted	55,833,492		4,608,101	(f)	60,441,593

See accompanying notes to unaudited pro forma combined financial information.

2U, Inc.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in thousands)

	As of March 31, 2019
			Pro Forma
			Adjustments		Pro Forma
	2U	Trilogy (g)	(Note 4)		Combined
Assets
Current assets
Cash and cash equivalents	423,606	40,859	(181,547)	(h)	282,918
Accounts receivable, net	70,262	24,320	(11,315)	(i)	83,267
Due from universities	—	13,278	—		13,278
Prepaid expenses and other assets	28,260	2,947	655	(j)	31,862
Total current assets	522,128	81,404	(192,207)		411,325
Property and equipment, net	54,098	2,209	—		56,307
Right-of-use assets	33,070	3,911	(446)	(k)	36,535
Goodwill	61,498	—	419,597	(l)	481,095
Amortizable intangible assets, net	144,957	3,526	183,870	(m)	332,353
Program development costs, net	—	399	(399)	(m)	—
University payments and other assets, non-current	48,659	1,905	—		50,564
Total assets	$864,410	$93,354	$410,415		$1,368,179
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	48,502	8,367	8,101	(j) (n)	64,970
Due to universities	—	14,689	—		14,689
Accrued compensation and related benefits	16,225	1,040	—		17,265
Deferred revenue	24,531	51,345	(21,922)	(i) (o)	53,954
Lease liability	4,871	941	(181)	(k)	5,631
Other current liabilities	8,104	522	—		8,626
Total current liabilities	102,233	76,904	(14,002)		165,135
Long-term debt	—	—	241,773	(p)	241,773
Deferred government grant obligations	3,500	—	—		3,500
Deferred tax liabilities, net	6,086	—	—		6,086
Lease liability, non-current	57,359	3,203	(263)	(k)	60,299
Other liabilities, non-current	637	16	—		653
Total liabilities	169,815	80,123	227,508		477,446
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value	—	82,902	(82,902)	(q)	—
Common stock, $0.001 par value	58	2	3	(q) (r)	63
Additional paid-in capital	969,143	5,481	178,836	(q) (s)	1,153,460
Accumulated deficit	(265,720)	(75,157)	86,973	(n)(q)(t)	(253,904)
Accumulated other comprehensive income (loss)	(8,886)	3	(3)	(q)	(8,886)
Total stockholders’ equity	694,595	13,231	182,907		890,733
Total liabilities and stockholders’ equity	$864,410	$93,354	$410,415		$1,368,179

See accompanying notes to unaudited pro forma combined financial information.

2U, Inc.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 — Purchase Price

The estimated aggregate purchase price for the Trilogy Acquisition was $607.6 million, which was comprised of consideration to Trilogy’s shareholders of $423.3 million in cash and 4,608,101 shares of 2U’s common stock valued at $184.3 million. The final purchase price allocation will be determined once the Company has completed its final valuation. Following the Trilogy Acquisition, 2U owns all of the outstanding equity interests of Trilogy.

For the purpose of preparing the accompanying unaudited pro forma combined balance sheet as of March 31,

2019, the preliminary estimate of the purchase price allocation to the acquired assets and liabilities is as follows (amounts in thousands):

Total consideration		$607,642

Recognized amounts of identifiable assets acquired and liabilities assumed
Current assets	$70,744
Property and equipment, net	2,209
Right-of-use assets	3,465
Other assets	1,905
Accounts payable and accrued expenses	(4,269)
Deferred revenue	(29,423)
Deferred tax liabilities	(19,262)
Lease liabilities	(3,700)
Other liabilities	(21,020)
Fair value of tangible assets acquired and liabilities assumed	649
Identifiable amortizable intangible assets at fair value	187,396
Fair value of net assets acquired, excluding goodwill		188,045

Total goodwill		$419,597

As a result of the Trilogy Acquisition, the Company received carryover basis in the assets and liabilities acquired. Accordingly, the Company recognized net deferred tax liabilities associated with the acquisition with a preliminary estimated fair value of $19.3 million. The deferred tax liabilities result in a reduction of the Company’s existing valuation allowance, and this reduction will be recognized by the Company in its post-acquisition statement of operations, but is not reflected in the unaudited pro forma combined statement of operations because it is non-recurring.

The goodwill balance is primarily attributed to the assembled workforce, expanded market opportunities and operating synergies anticipated upon the integration of the operations of 2U and Trilogy.

2U, Inc.

Notes to Unaudited Pro Forma Combined Financial Information (Continued)

Note 2 — Financing Transactions

On May 22, 2019, the Company entered into a credit agreement (the “Credit Agreement”) with Owl Rock Capital Corporation, as administrative agent and collateral agent, and certain other lenders party thereto that provides for a $250 million senior secured term loan facility (the “Term Loan”). Subject to certain exceptions, the Term Loan under the Credit Agreement may be increased or new term loans may be established in an amount not to exceed (i) $50 million plus (ii) the amount of certain prepayments made by the Company plus (iii) an unlimited amount, subject to the achievement of either a certain First Lien Net Last Quarter Annualized University Segment Revenue Leverage Ratio (as defined in the Credit Agreement) or a certain First Lien Net Leverage Ratio (as defined in the Credit Agreement), as applicable.

The Term Loan matures on May 22, 2024 and bear interest, at the Company’s option, at variable rates based on (i) a customary alternative base rate (with a floor of 2.00%) plus an applicable margin of 4.75% or (ii) an adjusted LIBOR rate (with a floor of 1.00%) for the interest period relevant to such borrowing plus an applicable margin of 5.75%. For additional information regarding the Credit Agreement, including its prepayment provisions and related covenants, see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 22, 2019.

Note 3 — Unaudited Pro Forma Combined Consolidated Statements of Operations Adjustments

Purchase Accounting Pro Forma Adjustments:

(a)         Reflects an adjustment to record total cash and stock compensation charges of $1.4 million and $5.5 million, for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively. These compensation arrangements with certain employees and officers of Trilogy are subject to future service requirements and will be earned over an 18-month period. The compensation expense is expected to be recorded as follows within the respective expense lines:

	Three Months Ended March 31, 2019	Year ended December 31, 2018
	(in thousands)

Servicing and support	$158	$633
Technology and content development	32	127
Marketing and sales	63	253
General and administrative	1,127	4,509
Total stock-based compensation expense	$1,380	$5,522

(b)         Reflects an adjustment for the three months ended March 31, 2019 and the year ended December 31, 2018, for amortization expense related to the fair values of identified intangible assets with finite lives. The fair values of acquired intangible assets are $48.1 million for developed technology, $48.1 million for internally-developed course content, $84.2 million for university client relationships and $7.1 million for trade names and domain names. Amortization of the aforementioned intangible assets has been included in the historic results starting on the acquisition date. Since the pro forma results of operations require the Trilogy Acquisition to be reflected as if it occurred on January 1, 2018, a pro forma adjustment has been recorded to account for the incremental amortization. The intangible assets are amortized on a straight-line basis over the useful lives of the assets. The following table shows the preliminary amortization amount of each intangible asset:

2U, Inc.

Notes to Unaudited Pro Forma Combined Financial Information (Continued)

Note 3 — Unaudited Pro Forma Combined Consolidated Statements of Operations Adjustments (Continued)

	Estimated average useful life	Estimated fair	Three months ended	Year ended
	(years)	value	March 31, 2019	December 31, 2018
			(in thousands)

Amortizable intangible assets:
Developed technology	3	$48,096	$4,008	$16,032
Developed content	4	48,050	3,003	12,013
University client relationships	10	84,150	2,104	8,415
Trade names and domain names	5	7,100	355	1,420
Total		$187,396	$9,470	$37,880

Less: Trilogy historical amortization expense			(314)	(540)
Pro forma amortization adjustment (incremental)			$9,156	$37,340
Technology and content development			6,697	27,505
Marketing and sales			2,459	9,835

(c)          Reflects an adjustment to remove the impact of transaction costs incurred of $3.1 million for the three months ended March 31, 2019, in connection with the Trilogy Acquisition.

(d)         Reflects the estimated interest expense on debt incurred and amortization of debt issuance costs of $5.5 million and $22.1 million for the three months ended March 31, 2019 and the year ended December 31, 2018, respectively.

(e)          For the three months ended March 31, 2019 and the year ended December 31, 2018, the Company had a full valuation allowance recorded against the Company’s U.S. net deferred tax assets; therefore, the Company recorded no provision or benefit for income taxes.

(f)           Reflects the increase in weighted average shares of 4,608,101 shares of 2U common stock issued in connection with the Trilogy Acquisition.

Note 4 — Unaudited Pro Forma Combined Consolidated Balance Sheet Adjustments

Purchase Accounting Pro Forma Adjustments:

g)              Reflects certain reclassifications that have been made to the historical Trilogy balance sheet to conform to the presentation used in the unaudited pro forma balance sheet. The following table summarizes the reclassifications to Trilogy’s historical balance sheet:

	As of March 31, 2019
		Pro Forma Financial
	As Reported	Statements
	(in thousands)
Accounts payable	$3,614	$—
Accrued expenses and other current liabilities	6,315	—
Accounts payable and accrued expenses	—	8,367
Accrued compensation and related benefits	—	1,040
Other current liabilities	—	522

h)             Reflects the cash portion of the purchase price paid, less proceeds from the issuance of the debt, net of fees.

i)                 Reflects a reduction of accounts receivable, net to conform with 2U’s accounting policies related to the recognition of unbilled accounts receivable.

j)                Reflects the accrual of a contingent liability and a fully offsetting indemnification asset of $655 thousand.

k)             Reflects adjustments to record lease-related assets and liabilities using an incremental borrowing rate as of January 1, 2019.

2U, Inc.

Notes to Unaudited Pro Forma Combined Financial Information (Continued)

Note 4 — Unaudited Pro Forma Combined Consolidated Balance Sheet Adjustments (Continued)

l)                 Reflects the preliminary estimate of goodwill, which represents the excess of purchase consideration over the estimated fair value of the net tangible and amortizable intangible assets acquired.

m)         Reflects adjustments to record the fair value of Trilogy’s amortizable intangible assets acquired in the amount of $187.4 million.

n)             Reflects an adjustment to reflect the impact of transaction costs incurred of $7.4 million subsequent to the three months ended March 31, 2019, in connection with the Trilogy Acquisition.

o)             Reflects adjustments to record the fair value of Trilogy’s deferred revenue in the amount of $29.4 million.

p)             Reflects the entry into the Credit Agreement, with long-term borrowings, net of debt issuance costs, of $241.8 million.

q)             Reflects adjustments to eliminate Trilogy’s historical shareholders’ equity, which represents the historical book value of Trilogy’s net assets, as a result of the application of purchase accounting.

r)                Reflects the aggregate par value ($4 thousand) from the issuance of 4,608,101 shares of 2U common stock.

s)               Reflects the $184.3 million increase in additional paid-in capital from the issuance of 4,608,101 shares of 2U common stock.

t)                Reflects adjustments to reduce 2U’s existing valuation allowance against net deferred tax assets of $19.3 million as a result of the acquired net deferred tax liabilities in connection with the Trilogy Acquisition, which is non-recurring in nature.